Exhibit 10.3

FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT

DATED JUNE 20, 2005

This First Amendment to Stock Pledge Agreement (the “First Amendment”) is made as of this 20th day of June 2005 by and between CRA International, Inc., formerly known as Charles River Associates Incorporated (“Borrower”), a Massachusetts corporation with its principal executive office at the John Hancock Tower, 200 Clarendon Street, T-33, Boston, Massachusetts 02116-5092 and Citizens Bank of Massachusetts, a bank with offices at 28 State Street, Boston, Massachusetts (the “Lender”) in consideration of the mutual covenants contained herein and the benefits to be derived herefrom.  Unless otherwise specified, all capitalized terms shall have the same meaning herein as set forth in the Pledge Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on January 14, 2004, the Borrower and the Lender entered into a loan arrangement (the “Loan Arrangement”) as evidenced by, amongst other documents and instruments, a certain Loan Agreement dated as of January 14, 2004 as amended by a First Amendment to Loan Agreement dated as of March 29, 2005 (as may be amended from time to time, the “Agreement”) by and between the Borrower and the Lender pursuant to which the Lender agreed to provide certain financial accommodations to or for the benefit of the Borrower; and

WHEREAS, as part of the Loan Arrangement the Borrower executed a certain Stock Pledge Agreement dated as of January 14, 2004 (the “Pledge Agreement”) and pledged its interests in and to the Pledged Stock as described in Exhibit A of the Pledge Agreement; and

WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Agreement, and

WHEREAS, as part of the amendment the Borrower shall be pledging its interests in additional subsidiaries; and

WHEREAS, the Lender has agreed to so amend the Loan Arrangement provided the Borrower and the Lender enter into this First Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Exhibit A of the Pledge Agreement is hereby deleted and replaced with Exhibit A annexed hereto.

2.               The Stock Collateral as amended by the addition of the additional Pledged Stock referenced on the amended Exhibit A annexed hereto, continues to secure the Obligations as amended by the amendment referenced herein.

3.               The Borrower hereby acknowledges and agrees that the Borrower has no claims, offsets, defenses or counterclaims against the Lender with respect to the Loan Arrangement or otherwise and to the extent the Borrower may have any such claims the Borrower hereby WAIVES and RENOUNCES such claims, offsets, defenses and counterclaims.

4.               This First Amendment and all other documents executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Lender either expressed or implied, concerning the matters contained herein and in such other instruments, any statute, custom or use to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify or otherwise effect the provisions hereof.  The modification amendment, or waiver of any provision of this First Amendment, the Pledge Agreement or any provision under any other agreement or document entered into between the Borrower and the Lender shall not be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

5.               Except as specifically modified herein, the Pledge Agreement shall remain in full force and effect as originally written, and the Borrower hereby ratifies and confirms all terms and conditions contained in the Pledge Agreement.

6.               This First Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

IN WITNESS WHEREOF, the parties hereof have set their hands and seals as of the date first written above.

CRA INTERNATIONAL, INC.

By:	/s/ J. Phillip Cooper
Name:	J. Phillip Cooper
Title:	Vice Chairman, Executive Vice
President, and Chief Financial Officer

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Michael G. McAuliffe
Name:	Michael G. McAuliffe
Title:	Senior Vice President

EXHIBIT A

Name of Subsidiary	Jurisdiction of Incorporation	Class of Stock	No. of Shares Outstanding		No. of Shares Pledged

CRA Security Corporation	Massachusetts	Common	100		100

CRA International Canada Ltd. (formerly known as Charles River Associates Canada Ltd.)	Canada	Common	20		13

CRA International (UK) Limited (formerly known as Charles River Associates Limited)	United Kingdom	Ordinary	20		13

CRA International de Mexico, S.A. de C.V. (formerly known as Charles River de Mexico, S.A. de C.V.)	Mexico	Class I Class II	5,000 17,908,582	(1)	3,249 11,640,578

CRA International Limited (formerly known as Charles River Associates (Asia Pacific) Limited)	New Zealand	Ordinary	100		65

CRA International PTY LTD (formerly known as Charles River Associates Asia Pacific PTY LTD)	Australia	Ordinary	20		13

InteCap, Inc.	Delaware	Common	100		100

Lee & Allen Consulting Limited	United Kingdom	Ordinary	50,000		32,500

Network Economics Consulting Group PTY Limited	Australia	Ordinary	2		(65	)%(2)

Economics of Competition & Litigation Limited	England	Ordinary Deferred	81,632 Ordinary 43,368 Deferred		53,060 Ordinary 28,189 Deferred

(1) Includes 1 share held by James C. Burrows.

(2) The table sets forth the number of shares outstanding of this Foreign Subsidiary as of the date of this Stock Pledge Agreement.  In order to grant a security interest in, and deliver stock certificates for, 65% of the outstanding voting stock of this Foreign Subsidiary within 60 days, this Foreign Subsidiary shall, within 60 days, take such steps as necessary to increase its outstanding capital stock to an amount that enables it to issue a stock certificate representing 65% of the total combined voting power of all classes of capital stock entitled to vote.  An updated version of this Exhibit A shall also be provided at that time.